UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 9, 2013 (December 6, 2013)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 9, 2013, Quanta Services, Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, Quanta Capital Solutions, Inc., closed the sale of all of its equity ownership interest in Howard Midstream Energy Partners, LLC for approximately $221 million in cash. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On December 6, 2013, the Company issued a press release announcing that its board of directors has authorized the repurchase of up to $500 million of the Company’s outstanding shares of common stock. The stock repurchases are authorized to be made from time to time over the next three (3) years in open market or private transactions. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated December 9, 2013

99.2	Press Release of Quanta Services, Inc. dated December 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013	QUANTA SERVICES, INC.

	By:	/s/ Derrick A. Jensen
Name: Derrick A. Jensen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated December 9, 2013

99.2	Press Release of Quanta Services, Inc. dated December 6, 2013